Exhibit 99.1

   Equinix Expands Chicago Data Center Footprint with Acquisition of
                           Additional Space

   Company's Chicago Internet Data Center Has Become a Principal Hub for the Region's Growing Financial Trading Exchange Industry

   CHICAGO--(BUSINESS WIRE)--July 18, 2005--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced the acquisition of additional data center space in the Chicago market to accommodate strong growth from regional businesses, including leading companies in the financial trading exchange industry.
   The new data center space is located in the Lakeside Technology Center, the same facility as the company's existing Chicago Internet Business Exchange(TM) (IBX(R)) center, and it will add approximately 107,000 square feet to the existing 140,000 square foot IBX. Acquired through the purchase of assets and a sub-lease from Verio, Inc., the built-out portion of the expansion adds space for 1,100 sellable cabinets. The new space will offer direct access to the more than 60 networks and 120 enterprises and content companies already operating within Equinix's Chicago IBX, a principal element of Equinix's value proposition. Equinix intends to begin placing new customers in the expanded space at the Chicago IBX in the first half of 2006.
   Chicago is one of Equinix's fastest growing markets, with 45 percent growth in revenues in fiscal year 2004. Driving much of this growth has been Equinix's specialized data center and interconnection service for the financial trading industry, which has made Equinix's Chicago center an important hub in the IT infrastructure of electronic trading operations. The service, Equinix Financial eXchange, provides a convenient platform for banks, financial trading companies and financial exchanges to interconnect with each other and with multiple network service providers in order to execute financial transactions as they migrate from floor trading operations to electronic trading platforms. Some of the customers on the service include DBS, Inc. (Deutsche Boerse), First Traders, LIFFE, Merrill Lynch, Nuveen Investments, and Rosenthal Collins Group.
   Combined with the recently announced acquisition of a new data center in the Silicon Valley, this expansion will increase Equinix's global data center footprint to more than 1.6 million square feet, solidifying Equinix's position as the leading provider of network-rich hubs for the exchange of core network traffic.
   "A significant driver of today's expansion is the strong traction with Chicago's financial trading exchange community, which has come to rely on Equinix to support the growing IT infrastructure and interconnection requirements of electronic exchanges," said Peter Van Camp, CEO of Equinix. "This expansion in Chicago, combined with our recent expansion in Silicon Valley, is an important contributor to solidifying our market leadership position with the potential to create a company that can generate annual revenues in excess of $500 million."
   The new space will feature a physical infrastructure that is consistent with Equinix's industry-leading standards for security, environmental control and power availability, and it will be constructed to be accessible from the company's current Chicago IBX center. Equinix intends to invest approximately $16.0 million to "Equinize" the center to bring it up to Equinix's standards, of which $4.0 to $7.0 million will be incurred in 2005. The majority of the capital expenditures will be used to significantly upgrade the power plant in order accommodate customers' needs for high-power density installations, such as blade servers. As a result of the addition, expansion capital expenditures for 2005 have increased to $21.0 to $27.0 million from previous guidance of $17.0 to $20.0 million. All other Equinix financial guidance provided on June 15, 2005, remains unchanged.

   About Equinix

   Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's 15 Internet Business Exchange(TM) (IBX(R)) centers in five countries, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

   This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

   Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    CONTACT: K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506
             dave@kfcomm.com